UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 29, 2010

Echo Therapeutics, Inc.
 (Exact name of Company as specified in its charter)

Delaware	000-23017	41-1649949
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Forge Parkway Franklin, Massachusetts		02038
(Address of principal executive offices)		(Zip Code)

Company’s telephone number, including area code: (508) 553-8850

  (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 26, 2010, Echo Therapeutics, Inc. (the “Company”) entered into a Subscription Agreement (the “Subscription Agreement”) with certain strategic institutional and accredited investors (the “Investors”) in connection with the Company’s private placement (the “Financing”) of up to 120 units (each, a “Unit” and together, the “Units”) or partial Units at a price per Unit of $25,000.  Each Unit consists of (i) 25,000 shares of the Company’s Common Stock, $0.01 par value (the “Shares”), (ii) Series-1 warrants to purchase 12,500 shares of the Company’s Common Stock, $0.01 par value (the “Common Stock”) with an exercise price of $1.50 per share (the “Series-1 Warrants”), and (iii) Series-2 warrants to purchase 12,500 shares of Common Stock with an exercise price of $2.50 per share (the “Series-2 Warrants” and, together with the Series-1 Warrants, the “Warrants”).

On November 26, 2010, there was a closing in connection with the Subscription Agreement and the Company received proceeds of $70,000 for the purchase of 2.8 Units.  On December 29, 2010, there was another closing in connection with the Subscription Agreement and the Company received proceeds of $1,250,000 for the purchase of 50 Units.  Finally, on January 4, 2011, there was a closing in connection with the Subscription Agreement and the Company received proceeds of $616,500 for the purchase of 24.66 Units. As a result of all closings in the Financing, the Company has received aggregate proceeds of $1,936,500 for the purchase of an aggregate of 77.46 Units and the Financing is still ongoing. In addition, the Company has a subscription for an additional $200,000 in connection with the Financing.

The Company received payment of a portion of the proceeds in the form of the extinguishment of $25,000 of a Promissory Note issued by the Company on September 24, 2010 in the principal amount of $100,000, which amount included principal and interest accrued through January 4, 2011.  The Company intends to use the net proceeds of the Financing primarily for working capital and general corporate purposes and to repay an outstanding Promissory Note.

Pursuant to the Subscription Agreement, the Company issued an aggregate of 968,250 Series-1 Warrants and 968,250 Series-2 Warrants to the Investors.  The Warrants are immediately exercisable and expire no later than January 4, 2013. The exercise price is subject to adjustment for stock splits, combinations or similar events.  An exercise under the Warrants may not result in the holder beneficially owning more than 4.99% or 9.99%, as applicable, of all of the Common Stock outstanding at the time; provided, however, that a holder may waive the foregoing provision upon sixty-one (61) days’ advance written notice to the Company.

The offer, sale and issuance to the Investors of the Shares, Warrants, and shares of Common Stock issuable upon the exercise of the Warrants have been made in reliance on the statutory exemption from registration in Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), have not been and will not be registered under the Securities Act, and unless so registered, may not be offered or sold in the United States, except pursuant to an applicable exemption from the registration requirements of the Securities Act, and applicable state securities laws. The Company is not required to register for resale under the Securities Act (i) the Shares issued to the Investors, (ii) the Warrants or (iii) the Common Stock issuable upon the exercise of the Warrants.

In connection with the Financing, the Company retained LifeTech Capital, a division of Aurora Capital, LLC, as a placement agent (“LifeTech”).  The Company agreed to pay LifeTech for its services as follows: (a) a cash fee equal to seven percent (7%) of the gross cash proceeds in excess of $150,000 received by the Company in connection with the Financing from Investors introduced to the Financing by LifeTech; and (b) warrants to acquire a number of shares of Common Stock equal to 10% of the securities sold to Investors introduced to the Financing by LifeTech.  The warrants are identical to those issued to the Investors, except that they include a cashless exercise provision.  LifeTech also received an up-front cash fee of $10,000 for financial advisory services.  Finally, the Company agreed to pay (i) LifeTech’s legal fees incurred in connection with the Financing in an amount not to exceed $10,000 and (ii) other preapproved out of pocket expenses.  In connection with the Financing, to date, the Company has issued LifeTech warrants to purchase 9,375 shares of Common Stock at an exercise price of $1.50 per share and 9,375 shares of Common Stock at an exercise price of $2.50 per share pursuant to this arrangement.

The Company also retained Monarch Capital Group, LLC, as a placement agent (“Monarch”).  The Company agreed to pay Monarch for its services as follows: (a) a cash fee equal to seven percent (7%) of the gross cash proceeds received by the Company in connection with the Financing from Investors introduced to the Financing by Monarch; and (b) warrants to acquire a number of shares of Common Stock equal to 10% of the securities sold to Investors introduced to the Financing by Monarch.  The warrants are identical to those issued to the Investors.  The Company agreed to pay Monarch’s out of pocket expenses incurred in connection with the Financing in an amount not to exceed $5,000.  To date, the Company has issued Monarch warrants to purchase 28,750 shares of Common Stock at an exercise price of $1.50 per share and 28,750 shares of Common Stock at an exercise price of $2.50 per share pursuant to this arrangement.

On December 29, 2010, the Company entered into a letter agreement (the “November Letter”) with the sole holder of the Company’s Series B Perpetual Preferred Stock (the “Series B Holder”) pursuant to which the Series B Holder waived the redemption of shares of the Company’s Series B Perpetual Preferred Stock (“Series B Stock”) triggered by the Financing.  In accordance with (i) the Certificate of Designation, Rights and Preferences of the Series B Stock and (ii) a letter agreement dated January 19, 2010 between the Company and the Series B Holder, the Company was obligated to use 25% of the gross proceeds from the Financing to redeem Series B Stock.

The foregoing descriptions of the Subscription Agreement, the Warrants and the transactions contemplated therein and thereby do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements and instruments, which are filed as exhibits hereto and are incorporated herein by reference.  The Subscription Agreement is substantially the same as the Subscription Agreement between the Company and the investors named therein dated November 4, 2010, except that the Subscription Agreement permits the purchase of partial Units; therefore, the Subscription Agreement dated November 4, 2010 is incorporated by reference hereto.  The Series-1 Warrant and Series-2 Warrant are identical with the exception of the initial exercise price which is $1.50 per share for the Series-1 Warrant and $2.50 per share for the Series-2 Warrant; therefore, only the Series-1 Warrant has been provided as an exhibit hereto.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Company.

                The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.02                      Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 is incorporated by reference into this Item 3.02.  The Company’s issuance of the Shares pursuant to the Subscription Agreement was made in a transaction not involving any public offering pursuant to an exemption from registration under Section 4(2) of the Securities Act. The Shares may not be offered or sold in the United States in the absence of an effective registration statement or an exemption from the registration requirements under the Securities Act.  An appropriate “restricted securities” legend was placed on the Shares issued pursuant to the Subscription Agreement.

Item 9.01                      Financial Statements and Exhibits.

The Exhibits listed in the Exhibit Index immediately preceding such Exhibits are filed with or incorporated by reference in this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                         ECHO THERAPEUTICS, INC.

Dated:  January 5, 2011
                                                                                                         By: /s/ Harry G. Mitchell
                                                                                                               Harry G. Mitchell
                                                                                                               Chief Operating Officer,
               Chief Financial Officer and
               Treasurer

Exhibit No.	Description

10.1
Subscription Agreement by and among the Company and the Investors named therein, dated as of November 26, 2010, is incorporated herein by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K dated November 10, 2010 *

10.2	Form of Series-1 Common Stock Purchase Warrant is incorporated herein by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K dated November 10, 2010.
_________________________________________

   *  Schedules and attachments have been omitted but will be provided to the Commission upon request.